Exhibit 10.1

Execution Version

AMENDMENT TO

THE INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of September 15 2022, to the Investment Management Trust Agreement (as defined below) is made by and between First Light Acquisition Group, Inc., a Delaware corporation (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of September 9, 2021 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at an special meeting of the Company held on September 13, 2022, the Company’s stockholders approved a proposal to amend the Company’s amended and restated certificate of incorporation (the “A&R COI”) to, among other things, (a) extend the date by which it has to consummate a business combination for an additional three months, from September 14, 2022 to December 14, 2022 and (b) provide the board of directors of the Company the ability to further extend the date by which the Company has to consummate a business combination up to three additional times for three months each time, for a maximum of 9 additional months if the sponsor of the Company pays an amount equal to 1% of the amount then on deposit in the Trust Account for each three-month extension, which amount shall be deposited in the Trust Account; and

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by the Chief Executive Officer, President or Chief Financial Officer, Secretary or Chairman of the Board of Directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of a Termination Letter in a form substantially similar to the attached hereto as Exhibit A, acknowledged and agreed to by the Representatives, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, including franchise and income taxes (less up to $100,000 of such net interest that may be released to the Company to pay dissolution expenses in the case of a Termination Letter in the form of Exhibit B hereto and which interest shall be net of any taxes payable), only as directed in the Termination Letter and the other documents referred to therein, or (y) the date which is 15 months after the closing of the Offering (or up to 24 months if the Company were to exercise the three three-month extensions, as described in the amendment to the amended and restated certificate of incorporation of the Company and the Company shall provide notice in a form substantially similar to that attached hereto as Exhibit E) or such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, as it may be amended from time to time, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of such net interest that may be released to the Company to pay dissolution expenses), shall be distributed to the Public Stockholders of record as of such date;

2. A new Exhibit E is hereby added to the Trust Agreement to read as follows:

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account — Extension Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between First Light Acquisition Group, Inc., a Delaware corporation (“Company”), and Continental Stock Transfer & Trust Company (“Trustee”), dated as of September 9, 2021 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional three (3) months, from [___] to [___] (the “Extension”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

This Extension Letter shall serve as the notice required with respect to the extension prior to the applicable deadline.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $[ ], which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

FIRST LIGHT ACQUISITION GROUP, INC.

By:
[•]

cc:	First Light Acquisition Group, LLC

3. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

4. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

5. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

FIRST LIGHT ACQUISITION GROUP, INC.

By:	/s/ Michael Alber
Name:	Michael Alber
Title:	Chief Financial Officer